EXHIBIT 10.2

MHM AGREEMENT

This memorandum Agreement is entered into this 18th day of October, 2010 by and between Ecologix Resource Group, Inc., a Delaware corporation (ECO) and MI-IM Group L LC., a Nevada Limited Liability Company, (MHM).

WHEREAS ECO is in the business, both directly and through subsidiaries, of cutting, processing and selling hardwood timber internationally,

WHEREAS ECO's operations are currently headquartered in Cameroon and require substantial transportation expertise, financial resources and the availability of heavy trucks and related equipment, and

WHEREAS MHM has represented that it has the necessary experience and expertise, to coordinate and facilitate ECO's need of transportation with local Cameroonian trucking company for the type and amount of trucks to meet ECO's current and anticipated needs for the foreseeable future in Cameroon.

NOW THEREFORE the parties have entered into this agreement on the date set forth above and for good and valuable consideration. The recitals above are an integral part of this Agreement.

1.    MHM BASIC RESPONSIBILITIES MHM in good faith will use their best efforts in coordinating between ECO and the trucking company selected by MHM that will be performing the trucking transport for ECO. MHM will use their best effort to facilitate all ECO timber transportation services requested and needed by ECO, its subsidiaries and affiliates as such will vary from time to time in Cameroon with the trucking company that MHM will introduce to ECO for their trucking needs in Cameroon. MHM will request from the trucking company to supply all necessary timber trucks and trailers with necessary drivers and fuel to transport ECO timber, both logs and sawn wood, to the ports in Cameroon or the Lot that ECO designates in Cameroon. MHM will determine that the trucking company can fulfill its duties. The Loading and unloading is the responsibility of ECO. ECO promises to load and unload the trucks in a timely manner. The parties understand that the number of timber trucks and related services may vary from day to day in relation to ECO and its customer's orders.

2.    ECO RESPONSIBILITIES. ECO will use its best effort to advise MHM of its projected and scheduled needs for trucks for delivery of timber with reasonable advance notice. ECO shall load and unload the trucks in and on ECO properties, which shall all have customary access roads to loading areas. ECO shall endeavor to provide (7) seven days advance notice of its needs when possible and MHM shall use its best efforts to continuously satisfy ECO's needs.

MHM AGREEMENT

MHM in good faith will use their best effort to accommodate the coordination with the trucking company for the transportation needs as requested by ECO.

3. MHM COMPENSATION. MHM shall be compensated on the following basis and manner:

a.
MHM shall be paid $45 dollars (US) per truckload for truckloads one to 200 per month, $40 dollars per truckload for truckloads 201 to 400 per month and $35 per truckload for every load over 400 per month. Payment shall be made on a per truckload basis 15 days after the transport truck arrives at the Eco Yard.

b.	As reimbursement for its substantial set up expenses MHM shall receive 10,000,000 restricted common shares of ECO at the time of delivery of the first truckload by MHM.

c.
MHM shall receive a monthly issuance at the end of each quarter of options to purchase 2,500 shares for every timber truckload delivered to the port. The exercise price will be equal to the market price of ECO common stock on the 15th of the month of issuance. The options shall be for (5) five years. MHM will receive a minimum monthly issuance of 50,000 options at the end of each month at the rate of 2,500 shares per truckload.

d.	MHM may sell not sell more than 20% of the previous days trading volume of Ecologix common stock in any one day.

e.
Numbers of shares shall be adjusted for stock splits, stock dividends and the like. Such shares as are issued pursuant to this agreement are "restricted securities" as defined by Rule 144 under the Securities Act of 1933, as amended, (the "Securities Act") and shall be otherwise restricted as provided below. The certificates evidencing such shares shall bear the following restrictive legends:

The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold or otherwise transferred unless registered under the Securities Act or there is an opinion front counsel to the Company that such sale or other transfer may be made pursuant to an exemption front the registration requirement of the Securities Act.

MHM AGREEMENT

This stock certificate and the shares represented thereby are issued and shall be held subject to those particular qualifications, limitations and restrictions concerning the sale or transfer of stock as set forth in the AGREEMENT dated as of October 18, 2010 between MI-1M, on the one hand. and ECO on the other, which matters are hereby referred to and made a part hereof to all of which the holder of this certificate assents.

4. MHM DISCLOSURE. MHM has disclosed and will continue to disclose to ECO all material information respecting the matters that are the subject of this Agreement.

5.TAXES MHM shall be responsible for any and all tax liability for any consideration it receives pursuant to this Agreement, and acknowledges that it shall seek it's own tax advice and is not relying upon any tax advice or representation regarding tax liability from ECO.

6.      LEGAL COMPLIANCE: MHM shall comply with all laws, rules and regulations in the US and Cameroon, including obtaining and keeping current any necessary licenses and permits.

7.      TIME: This Agreement shall be for a period of three (3) years from the date hereof unless terminated for cause by either party upon 90 days written notice.

8.      NON COMPETE MHM shall not compete in Cameroon, directly or indirectly, with ECO including without limitation engaging in any business activity in which ECO is engaged in throughout the term of this Agreement.

9.      NON DISCLOSURE   During the term of this Agreement and thereafter, MHM shall not, without the prior written consent of management of ECO, disclose or use for any purpose confidential information or proprietary data of ECO, except as required  by applicable law or legal process; provided, however, that "confidential information" shall not include any information known generally to the public or ascertainable from public or published information (other than as a result of unauthorized disclosure by MHM) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by ECO.

MHM AGREEMENT

10).       MODIFICATION  No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by an authorized officer of ECO & MHM. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

11.        COMPLETE AGREEMENT No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof

12.      CHOICE OF LAW, JURISDICTION The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California (other than choice-of-law provisions). Each party submits to the exclusive jurisdiction and venue of the Federal and State Courts of the State of California for resolution of any dispute, claim or controversy arising out of or relating to this Agreement.

13.      ADVICE OF COUNSEL Each party acknowledges that it has been advised by and consulted with legal counsel prior to signing this Agreement and that it is entering into this Agreement knowingly and voluntarily.

MHM AGREEMENT

14.       CONSENT, ASSIGNMENT Neither party shall assign any right or delegate any obligation hereunder without the other party's written consent, and any purported assignment or delegation by a party hereto without the other party's written consent shall be void. This Agreement shall be binding upon and inure to the benefit of ECO and its successors and MHM, and its successors.

15.       COUNTERPARTS  This document may be executed in multiple counterparts, each of which shall be considered an original. Electronically or facsimile signatures shall be deemed valid as originals.

IN WITNESS WHEREOF, each of the parties has executed this Agreement by its duly authorized officer effective as of the date indicated above.

Ecologix Resource Group, Inc

By:	/s/ Robert Radoff

Robert Radoff, President

MHM Group LLC.

By:	/s/ Hisham Elzein

Hisham Elzein